                               ADOPTION AGREEMENT
                  (Relating to Shareholder Services Agreements)

--------------------------------------------------------------------------------

         This Adoption Agreement (the "Agreement") made as of May 1, 2000 by and between Delaware Group State Tax-Free Income Trust, a Delaware business trust (the "Trust"), on behalf of each of its series (each, a "Series"), and Delaware Service Company, Inc. ("DSC"), a Delaware corporation.

                                    RECITALS:

         WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended; and

         WHEREAS, the Trust is the successor to Delaware Group State Tax-Free Income Trust, a Pennsylvania business trust (the "Predecessor Trust") and, on behalf of each Series, intends to adopt the Shareholder Services Agreement applicable to the corresponding series (the "Predecessor Series") of the Predecessor Trust.

         WHEREAS, the Shareholder Services Agreements in effect between the Predecessor Trust, on behalf of the Predecessor Series, and DSC are set forth in Schedule A to this Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

1. Each Shareholder Services Agreement previously in effect between the Predecessor Trust, on behalf of a Predecessor Series, and DSC is hereby adopted in its entirety by the Trust on behalf of the corresponding Series, except that all references to the Predecessor Trust shall be replaced with references to the Trust and all references to the Predecessor Series shall be replaced with references to the corresponding Series.

2. Each Shareholder Services Agreement shall continue in full force and effect as set forth therein for the remainder of its term.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                             DELAWARE GROUP STATE TAX-FREE INCOME TRUST


                             By: /s/ David K. Downes
                                 -------------------------------
                             Name:  David K. Downes
                             Title: President


                             DELAWARE SERVICE COMPANY, INC.


                             By:  /s/Douglas L. Anderson
                                 -------------------------------
                             Name:  Douglas L. Anderson
                             Title: Senior Vice President

                                   SCHEDULE A


1. Shareholder Services Agreement dated as of 9/2/97 with respect to Delaware Tax-Free Pennsylvania Fund.

2. Shareholder Services Agreement dated as of 9/2/97 with respect to Delaware Tax-Free New Jersey Fund.

3. Shareholder Services Agreement dated as of 9/2/97 with respect to Delaware Tax-Free Ohio Fund.